Exhibit 99.1

Hepion Pharmaceuticals to Present at The Liver Meeting® 2019

EDISON, N.J., November 7, 2019 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”), today announced that it will present at The Liver Meeting® 2019, hosted by the American Association for the Study of Liver Diseases (AASLD), to be held in Boston, MA from November 8-12, 2019.

The poster presentation will address CRV431’s ability to decrease liver fibrosis in a carbon tetrachloride mouse model of liver injury and compare its activity to obeticholic acid, a leading, late clinical-phase drug candidate for NASH. CRV431 was found to concentrate in the liver, the intended site of action, which helps to explain its efficacious activity.

Dr. Daren Ure, Chief Scientific Officer of Hepion Pharmaceuticals, who will be presenting the poster, said, “Having previously demonstrated CRV431’s ability to reduce liver fibrosis in several studies in experimental NASH, the present findings from a very different experimental model provide strong, additional evidence that direct targeting of fibrotic disease processes in the liver is one of CRV431’s primary mechanisms of action.”

Presentation Details

CRV431 Targets the Liver and Decreases Liver Fibrosis in the Carbon Tetrachloride Mouse Model

Publication Number:  2242

Authors:  Daren Ure(1), Joseph Kuo(2), Michael Bobardt(2), Udayan Chatterji(2), Daniel Trepanier(1), Philippe Gallay(2), Robert Foster(1)

(1)Hepion Pharmaceuticals, Inc. (2)Department of Immunology & Microbiology, The Scripps Research Institute

Date:  Monday, November 11, 2019

Time:  12:30 – 1:30 pm

Location:  Hynes Convention Center, Hall B

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and other types of hepatitis. The Company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilins, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2018 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com